                                                                    EXHIBIT 4.21




                                FIRST SUPPLEMENT

                                       to

                               PURCHASE CONTRACTS

                                     between

                         AMERICAN MUTUAL HOLDING COMPANY

                                       and

                                    HOLDERS,
                                  as specified












                            Dated September 20, 2000

                          FIRST SUPPLEMENTAL AGREEMENT

     This First Supplemental Agreement (this "First Supplemental Agreement"), dated as of September 20, 2000, is among AMERICAN MUTUAL HOLDING COMPANY, an Iowa mutual insurance holding company ("AMHC"), as successor to AMERUS LIFE HOLDINGS, INC., an Iowa insurance holding company (the "Company") and HOLDERS, as specified on the Unit Certificates (the "Holders").

     WHEREAS, the Company and the Unit Agent entered into a Master Unit Agreement, dated as of July 27, 1998 (the "Master Unit Agreement"), in which the obligations of the Company under the Units are provided;

     WHEREAS, the Company has entered into a Purchase Contract with each Holder, as evidenced by each Unit Certificate (the "Purchase Contracts"), which obligates the Holder to purchase, and the Company to sell, Common Stock on the Stock Purchase Date;

     WHEREAS, AMHC has executed a Plan of Conversion, dated as of December 17, 1999, pursuant to which AMHC will convert from a mutual insurance holding company into a stock holding company;

     WHEREAS, the Company and AMHC have entered into an Agreement and Plan of Merger, dated December 17, 1999, pursuant to which the Company will merge with and into AMHC, with AMHC continuing as the surviving company (the "Merger") and AMHC will thereafter change its name to AmerUs Group Co.; and

     WHEREAS, AMHC wishes to assume the obligations of the Company under the Purchase Contracts, pursuant to the requirements of Article Nine of the Master Unit Agreement, as authorized by Article Eight of the Master Unit Agreement and without the consent of the Holders.

     NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

Section 1. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Master Unit Agreement and the Purchase Contracts.

Section 2. AMHC hereby agrees to assume the obligations of the Company, as its successor, under the Purchase Contracts and to be bound by the provisions of such \ agreements.

Section 3. This First Supplemental Agreement shall become effective as of the Effective Time (as defined in the Agreement and Plan of Merger referred to above) of the Merger.

Section 4. This First Supplemental Agreement may be executed in two or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same agreement.

Section 5. This Supplemental Agreement will be governed by and interpreted in accordance with the internal laws of the State of New York, without giving effect to principles of conflicts of laws.

                IN WITNESS WHEREOF, the parties hereto have executed and delivered this Supplemental Agreement as of the date set forth above.


                                    AMERICAN MUTUAL HOLDING COMPANY


                                    By:  /s/ Roger K. Brooks
                                         --------------------------------------
                                    Name:  Roger K. Brooks
                                    Title: Chairman, President and
                                           Chief Executive Officer



                                    HOLDERS

                                    By:  First Union National Bank,
                                          as Attorney-in-Fact of such Holders



                                    By:  /s/ Shawn K. Bednasek
                                    -------------------------------------------
                                    Name:  Shawn K. Bednasek
                                    Title: Vice President




                                       3